Second Quarter 2020 Earnings Conference Call 7/21/2020 Exhibit 99.3

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of significant decreases in oil and gas prices on our energy portfolio, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of the MidSouth acquisition or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the third quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at hancockwhitney.com/investors. 1H20 – First Half of 2020 1Q20 – First Quarter of 2020 2H20 – Second Half of 2020 2Q20 – Second Quarter of 2020 2Q19 – Second Quarter of 2019 3Q20 – Third Quarter of 2020 4Q20 – Fourth Quarter of 2020 AFS – Available for sale securities ACL – Allowance for credit losses ALLL – Allowance for loan and lease losses Annualized – Calculated to reflect a rate based on a full year ASR – Accelerated Share Repurchase Beta – repricing based on a change in market rates bps – basis points BOLI – Bank-owned life insurance CCB – Capital Conservation Buffer CET1 ratio – Common Equity Tier 1 C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (new accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio COVID-19 – Pandemic related virus CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) - Estimated E&P – Exploration and Production (Oil & Gas) *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items Energy Cycle – Refers to the energy cycle beginning in November of 2014 EOP – End of period EPS – Earnings per share FTE – Full time equivalent HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LPO – Loan production office LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MSL – MidSouth Bancorp, Inc. NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans O&G – Oil and gas OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense ORE – Other real estate PAA – Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles *PPNR – Pre-provision net revenue PPP – SBA’s Paycheck Protection Program related to COVID-19 RBL – Reserve-based lending ROA – Return on average assets SBA – Small Business Administration S1 – Stronger Near-term Growth S2 – Slower Near-term Growth S3 – Moderate Recession S4 – Protracted Slump TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring TE – Taxable equivalent (calculated using the current statutory federal tax rate) Y-o-Y – Year over year

Corporate Profile (as of June 30, 2020) $33.2 billion in Total Assets $22.6 billion in Total Loans (includes $2.3 billion in PPP loans) $27.3 billion in Total Deposits CET1 ratio 9.77%(e); Tangible Common Equity (TCE) ratio 7.33% $1.8 billion in Market Capitalization Over 200 banking locations and nearly 300 ATMs across our footprint Approximately 4,200 (FTE) employees corporate-wide Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 123 consecutive quarters Earned top customer service marks with Greenwich Excellence Awards Moody’s long-term issuer rating: Baa3 S&P long-term issuer rating: BBB Named one of America’s Best Midsize Employers by Forbes

Sell $497 million, or 53% of our energy portfolio as of March 31, 2020; receive $257.5 million of proceeds from the sale; loans included in HFS at 6-30-20 Special provision for chargeoffs in excess of existing reserves of $160.1 million (pre-tax), or $1.47 per diluted share (21% tax rate) Reduces energy exposure to 1.7% of total loans (excluding PPP loans) at June 30, 2020; expect asset quality metrics will improve compared to peers Allows the company to accelerate the disposition of energy credits that have been negatively impacted by issues in the industry, and have now been further impacted by COVID-19 Remaining energy portfolio comprised mostly of pass rated support services credits; only 2 notable problem credits remain; energy ACL 5.7% at June 30, 2020 Remaining energy loan portfolio more granular, with 18% of loans <$1MM and 55% of the loans between $1-$10 million; only 1 loan >$20 million in outstanding (see slides 35-36) Strategy consistent with other de-risking actions - 1H20 ACL build - Raised $172.5 million of Tier 2 Capital (subdebt) Should position the company for a faster recovery in both earnings and improved return to our shareholders Expect significantly reduced provision for loan losses in the second half of 2020 Energy Loan Sale Overview ($s in millions) March 31, 2020 June 30, 2020 Total Energy Loans* $940 $352 Energy Loans/Total Loans* 4.4% 1.7% NPLs/Total Loans* 1.34% 0.95% Total Criticized Commercial Loans/ Total Commercial Loans*   3.24%   2.26% CET1 Ratio (estimate for 6-30-20) 10.02% 9.77% Tangible Common Equity (TCE) Ratio  8.00%  7.33% *Excludes PPP and held for sale loans Loan Sale charge

Energy Portfolio Reduced to 1.7% of Total Loans* * Excludes $2.3 Billion in PPP loans * Excludes loans held for sale (HFS) March 31, 2020 June 30, 2020 Total Energy Loans $940 million Energy Loans/Total loans 4.4% Energy ACL Coverage 9.4% Total ACL Coverage 2.21% NPLs/Total Loans 1.34% Total Commercial Criticized/Total Commercial Loans 3.24% SNCs/Total Loans 10.8% Total Energy Loans $352 million Energy Loans/Total Loans* 1.7% Energy ACL Coverage* 5.7% Total ACL Coverage* 2.36% NPLs/Total Loans* 0.95% Total Commercial Criticized/Total Commercial Loans* 2.26% SNCs/Total Loans 8.6%

Second Quarter 2020

- Net loss of $117.1 million, or ($1.36) per diluted share; excluding loan sale, net income totaled $9.4 million, or $.11 per share
- Provision for loan losses totaled $306.9 million in 2Q20
  - $160.1 million, or $1.47 per share, provision for credit osses related to energy loan sale
  - $146.8 million, or $1.34 per share, provision related to COVID-19
- Pre-provision net revenue (PPNR) totaled $118.5 million, up $2.8 million linked-quarter
- Strengthened Allowance for Credit Losses (ACL)/Total Loans to 2.36% (excluding PPP loans)
- Criticized commercial loans declined $182 million, or 34%, and nonperforming loans declined $94 million, or 33%, linked-quarter
- Capital remains solid with CET1 ratio of 9.77%; regulatory ratios well in excess of required levels including capital conservation buffers (CCB); TCE ratio at 7.33%
- Loans increased $1.1 billion linked-quarter; includes $2.3 billion in PPP loans
- DDAs increased $2.6 billion linked-quarter mainly reflecting PPP funding
- NIM declined 18 basis points (bps) linked-quarter to 3.23% (see slide 21 for details)
- Solid liquidity, with approximately $17 billion available in additional sources of funding

($s in millions; except per share data)	2Q20	1Q20	2Q19
Net Income (loss)	($117.1)	($111.0)	$88.3
Provision for credit losses excluding loan sale	$146.8	$246.8	$8.1
Provision related to energy loan sale	$160.1	—	—
Equity interest write-offs	—	$9.8	—
Earnings Per Share – diluted	($1.36)	($1.28)	$1.01
Return on Assets (%) (ROA)	(1.42)	(1.46)	1.24
Return on Tangible Common Equity (%) (ROTCE)	(18.75)	(17.51)	15.07
Net Interest Margin (%)	3.23	3.41	3.45
Net Charge-offs (%)	5.30	0.83	0.14
CET1 Ratio (%)	9.77	10.02	10.94
Tangible Common Equity (%)	7.33	8.00	8.75
Pre-Provision Net Revenue (TE)*	$118.5	$115.7	$119.3
Efficiency Ratio (%)	60.7	62.1	58.9

*Non-GAAP measures. See slides 32-34 for non-GAAP reconciliations.

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NPLs Decrease $94 Million or 33% Nonperforming energy loans totaled $16 million at June 30, 2020, down $89 million, or 85%, linked-quarter Nonperforming nonenergy loans totaled $178 million at June 30, 2020, down $5 million, or 3%, linked-quarter Total nonperforming loans % of total loans* $311 1.54% $284 1.35% $307 1.45% $288 1.34% $194 0.95% Nonperforming loans – nonenergy % of total loans* $141 0.70% $140 0.67% $149 0.70% $183 0.85% $178 0.87% Nonperforming loans – energy % of total loans* $170 0.84% $144 0.68% $158 0.74% $105 0.49% $16 0.08% % of total loans *Excludes PPP and HFS loans

Criticized Commercial Loans Down $182 Million or 34% Criticized commercial loans down $182 million, or 34%, linked-quarter; reflects impact of the energy loan sale Criticized energy loans totaled $56 million at June 30, 2020, down $173 million, or 76%, linked-quarter Criticized nonenergy loans totaled $292 million at June 30, 2020, down $9 million, or 3%, linked-quarter Total criticized commercial loans % of total commercial loans* $573 3.79% $659 4.15% $581 3.62% $530 3.24% $348 2.26% Criticized – nonenergy % of total commercial loans* $315 2.08% $378 2.38% $321 2.00% $301 1.84% $292 1.89% Criticized – energy % of total commercial loans* $258 1.71% $281 1.77% $260 1.62% $229 1.40% $56 0.36% Criticized as % of total commercial loans *Excludes PPP and HFS loans

2Q loan growth reflects $2.3 billion in Paycheck Protection Program (PPP) loan fundings, partly offset by energy loan sale, lack of demand throughout the footprint and approximately $500 million in paydowns on lines of credit Paydowns are mainly related to the line draws clients took in 1Q20 associated with the uncertainty surrounding the COVID-19 shutdown Deferrals peaked on 5/14/20 at $3.6 billion of outstandings; totaled $2.7 billion at 6/30/20 and $1.4 billion at 7/15/20 Approximately $1.0 billion of deferrals expired during the month of June We expect certain clients will need extended deferrals and some will need a structured solution 2Q Loan Growth Reflects PPP, Loan Sale $s in billions

Commercial Loans (C&I, CRE, C&D)* *Excludes $2.3 billion in PPP loans Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $ 3,329 16.4% $ 4,139 Retail Trade 1,758 8.6% 2,090 Health Care and Social Assistance 1,594 7.8% 2,106 Hospitality 1,161 5.7% 1,314 Manufacturing 1,001 4.9% 1,601 Transportation and Warehousing 853 4.2% 1,089 Construction 827 4.1% 1,694 Public Administration 725 3.6% 747 Wholesale Trade 712 3.5% 1,216 Finance and Insurance 697 3.4% 1,150 Professional, Scientific, and Technical Services 494 2.4% 875 Other Services (except Public Administration) 467 2.3% 565 Educational Services 354 1.7% 536 Energy 352 1.7% 599 Administrative and Support and Waste Management and Remediation Services 191 0.9% 346 Other (less than 1% individually) 906 4.2% 1,832 Grand Total $ 15,421 75.5% $ 21,899 As of June 30, 2020

Retail – 8.6% of Total Loans*

- ICRE Retail portfolio is fairly segmented and primarily comprised of national anchored centers, single credit tenant facilities, and unanchored centers
- Retail trade represents 8.6% of total loans and is diversified across numerous subsectors with the larger concentrations in convenience stores, automobile dealerships and food/beverage stores
- Excludes $192 million in PPP loans
- $217 million in active deferrals as of 7-15-20



Retail Loan Portfolio Mix
$1.8 billion
6/30/20
Food & Beverage 8%
Gasoline Stations 21%
Motor Vehicle & Parts 15%
Furniture & Home Furnishings 4%
Other 14%
ICRE Retail 38%

$ in Millions	East	Central	West	Other	Total	Commitment	$ NPL	% NPL	$ Criticized	% Criticized	7-15-20 $ Deferrals	% Deferrals
ICRE Retail	$151	$318	$192	–	$660	$703	–	–	$1	–	$111	17%
Gasoline Stations	68	209	94	8	378	445	1	–	1	–	57	15%
Motor Vehicle and Parts Dealers	87	104	78	–	268	360	–	–	1	–	16	6%
Food and Beverage Stores	17	55	17	43	133	153	–	–	3	2%	2	2%
Furniture and Home Furnishings Stores	40	2	29	–	71	110	–	–	–	–	1	1%
Nonstore Retailers	7	1	2	56	66	76	–	–	–	–	–	---
Building Material and Garden Equipment and Supplies Dealers	42	17	5	–	63	79	–	–	5	8%	4	6%
Health and Personal Care Stores	22	6	4	–	32	45	–	–	1	3%	2	6%
Miscellaneous Store Retailers	9	16	4	–	30	45	–	–	–	1%	2	7%
Clothing and Clothing Accessories Stores	15	5	5	–	25	30	–	–	–	–	3	12%
General Merchandise	24	–	–	–	24	30	–	–	–	–	18	75%
Sporting Goods, Hobby, Book, and Music Stores	2	2	1	–	5	8	–	1%	–	1%	1	20%
Electronics and Appliance Stores	1	1	1	–	3	5	–	–	–	–	–	–
TOTAL RETAIL	$486	$735	$430	$108	$1,758	$2,090	$2	0%	$12	1%	$217	12%

*Excludes PPP loans

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East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX)

Healthcare – 7.8% of Total Loans* Healthcare predominantly includes doctors’ offices, nursing/long-term care and hospitals and represents 7.8% of total loans Approximately half of the healthcare outstandings are in our Nashville market managed by our dedicated healthcare lending team, while the remaining represents regional relationships and real estate loans to customers in our footprint Excludes $310 million in PPP loans $144 million in active deferrals as of 7-15-20 East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) $ in Millions East Central West Other Total Commitment $ NPL % NPL $ Criticized % Criticized 7-15-20 $ Deferrals % Deferrals Offices of Physicians & Dentists $287 $111 $67 $13 $478 $600 $12 2% $14 3% $94 19% Assisted Living (ICRE) 218 60 90 — 369 437 — — 10 3% 26 7% Hospitals 96 110 75 8 290 436 2 1% 2 1% 17 6% Assisted Living (non-CRE) 115 63 32 — 210 245 14 7% 16 7% — — Ambulatory Healthcare Services 117 26 42 8 193 316 — — 25 13% 4 2% Social Assistance 22 13 14 5 54 72 — — — — 3 6% TOTAL HEALTHCARE $856 $383 $321 $34 $1,594 $2,106 $27 2% $66 4% $144 9% *Excludes PPP loans

Hospitality – 5.7% of Total Loans* As a result of COVID-19, business, leisure and international travel has generally ceased and is likely to continue to be significantly curtailed Hospitality is comprised of Accommodation & Food Service and Arts, Entertainment & Recreation and represents 5.7% of total loans Excludes $224 million in PPP loans $136 million in active deferrals as of 7-15-20 East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) $ in Millions East Central West Other Total Commitment $ NPL % NPL $ Criticized % Criticized 7-15-20 $ Deferrals % Deferrals Hotel $171 $251 $101 — $522 $567 $1 — $5 1% $69 13% Restaurants Full Service, Casual Dining and Bars 120 187 64 — 371 414 1 — 3 1% 46 12% Entertainment 31 103 19 — 152 184 1 1% 8 5% 13 9% Restaurants Limited Service 32 26 57 — 115 149 — — 1 1% 8 7% TOTAL HOSPITALITY $354 $567 $240 — $1,161 $1,314 $3 — $18 2% $136 12% *Excludes PPP loans

Energy – 1.7% of Total Loans*

- Energy loans totaled $352 million, or 1.7% of total loans, down $588 million, or 63%, linked-quarter
  - Linked-quarter change reflects loan sale of $497 million, additional net charge-offs of $26 million and net payoffs/paydowns of $65 million
- Reserve-based energy loans have been impacted recently by significantly declining oil prices, and many were criticized due to recent liquidity stress in the industry; entire portfolio sold
- Energy allowance/energy loans totaled 5.7%** at June 30, 2020
- $10 million in active deferrals as of 7-15-20



Energy Loan Portfolio Mix
$352 million
6/30/20
Midstream 1%
Support - Drilling 26%
Support - Nondrilling 73%

$ in Millions	East	Central	West	Other	Total	Commitment	$ NPL	% NPL	$ Criticized	% Criticized	7-15-20 $ Deferrals	% Deferrals
Support Nondrilling	$2	$197	$57	–	$257	$417	$16	6%	$56	22%	$7	3%
Upstream	–	1	–	–	1	31	–	–	–	–	–	–
Midstream	–	–	2	–	2	5	–	–	–	–	–	–
Support Drilling	1	8	84	–	92	146	–	–	–	–	3	3%
Downstream	–	–	–	–	–	–	–	–	–	–	–	–
TOTAL ENERGY	$3	$206	$143	–	$352	$599	$16	5%	$56	16%	$10	3%

*Excludes PPP and HFS loans
**Includes reserve for unfunded commitments

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2Q20 Sectors Under Focus*

$ in million	Tier 1 (Concerned)	Tier 2 (Limited Concern)	Tier 3 (No Concern)	Loans	$ NPL	% NPL	$ Criticized	% Criticized	7-15-20 $ Deferrals	% Deferrals
Healthcare and Social Assistance										
Hospitals	290	–	–	290	2	1%	2	1%	17	6%
Offices of Physicians & Dentists	–	478	–	478	12	2%	14	3%	94	19%
Assisted Living (ICRE)	–	369	–	369	–	–	10	3%	26	7%
Assisted Living (non-CRE)	–	210	–	210	14	7%	16	7%	–	–
All other Healthcare	–	–	247	247	–	–	25	10%	7	3%
Total Healthcare and Social Assistance	290	1,057	247	1,594	27	2%	66	4%	144	9%
Hospitality										
Hotel	522	–	–	522	1	–	5	1%	69	13%
Restaurants Full Service, Casual Dining and Bars	371	–	–	371	1	–	3	1%	46	12%
Restaurants Limited Service	–	115	–	115	–	–	1	1%	8	7%
Entertainment	152	–	–	152	1	1%	8	5%	13	9%
Total Hospitality	1,046	115	–	1,161	3	–	18	2%	136	12%
Retail Trade										
Retail - CRE	660	–	–	660	–	–	1	–	111	17%
Retail Goods and Services (1)(2)(3)	349	378	371	1,098	2	–	12	1%	106	10%
Total Retail Trade	1,009	378	371	1,758	2	–	12	1%	217	12%
Energy	352	–	–	352	16	5%	56	16%	10	3%
GRAND TOTAL	2,697	1,550	618	4,865	49	1%	152	3%	506	10%

*Excludes PPP and HFS loans

(1) Tier 1 Includes Motor Vehicles and Parts Dealers, Clothing and Clothing Accessories Stores, General Merchandise Stores, Miscellaneous Store Retailers
(2) Tier 2 Includes Gasoline Stations
(3) Tier 3 Includes Building Materials and Garden Equipment and Supplies Dealers, Furniture and Home Furnishings Stores, Nonstore Retailers, Health and Personal Care Stores, Food and Beverage Stores, Sporting Goods, Hobby, Book, Music Stores

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As of June 30, 2020 unless otherwise noted

PPP Loans The company originated more than 12,000 PPP loans totaling $2.3 billion in rounds 1 and 2 of the program, with 11,241 loans, or $769 million, in loans less than $350K (see chart below) Total fees approximate $74 million Expect effective yield on PPP loans to approximate 4% based on current expectations PPP Loans by Market $2.3 billion As of 6/30/20 Loan Size # of Loans $ of Loans (billions) SBA Fee % $ Fee (millions) <$350k 11,241 $0.7 5.00% $38.4 $350k - $2mm 1,251 $1.0 3.00% $29.0 >$2mm 170 $0.6 1.00% $6.0 Total 12,662 $2.3 3.13% $73.5

Q2 2020 Provision for Credit Losses

- Provision for the second quarter of 2020 totaled $306.9 million, including $160.1 million related to the energy loan sale
- Reflects execution of strategy to reduce concentrations in energy credits, improve overall credit quality, and provide for expected losses in sectors hardest hit by COVID-19 economic fallout
  - Reflects pre-loan sale provision of $146.8 million; predominantly driven by the impact of COVID-19 on our concentrations of hospitality, retail trade and healthcare ($90.1 million)
  - Provision for energy loans totaled $199.9 million; primarily associated with the energy loan sale plus $25.9 million in pre-sale charge offs on loans sold
- Weighting applied to Moody's June 2020 economic scenarios was 50% Baseline, 25% S1 (Stronger Near-term Growth), 25% S2 (Slower Near-term Growth)
- Additional provisions may be required if the economy deteriorates beyond current forecasts
- Significant assumptions in economic forecasts do not incorporate a second pandemic wave significant enough to shut down the economy, a significant delay in an anticipated effective vaccine, or lack of additional government stimulus in 2020

				---------Energy Loan Sale---------			
($s in millions)	Pre-Sale Reserve Build	Pre-Sale Charge-offs	Pre-Sale Provision	Charge-Offs	Reserve Release	Provision	Total Provision
Commercial Nonenergy	$59.2	$30.9	$90.1	-	--	--	$90.1
Energy	13.9	25.9	39.8	242.6	(82.5)	160.1	199.9
Residential Mortgage	9.2	(0.6)	8.6	-	--	--	8.6
Consumer	4.4	3.9	8.3	-	--	--	8.3
Total	$86.7	$60.1	$146.8	$242.6	($82.5)	$160.1	$306.9

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Allowance for Credit Losses (ACL) Total ACL (including the reserve for unfunded commitments) as a percentage of total loans at June 30, 200 was 5.66% for the energy portfolio and 2.06% for the nonenergy portfolio (or 2.30%, excluding PPP loan balances). At March 31, 2020, the ACL percentage to total loans was 9.42% for the energy portfolio and 1.88% for the non-energy portfolio $ in millions 3/30/2020 6/30/2020 Portfolio Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding (Including PPP) % of Loan and Leases Outstanding (Excluding PPP) Nonenergy Commercial $255 1.65% $317 1.82% 2.10% Energy 80 8.47% 18 5.30% 5.30% Mortgage 48 1.63% 57 2.02% 2.02% Consumer 43 2.01% 50 2.43% 2.43% Allowance for Loan and Lease Losses $426 1.98% $442 1.96% 2.18% Reserve for Unfunded Lending Commitments 49 ---  37 ---  ---  Allowance for Credit Losses $475 2.21% $479 2.12% 2.36%

Second Quarter Allowance Build - Changes in macroeconomic variables - Changes in scenario weighting - Qualitative overlays - New loans - Change in product mix - Aging of existing portfolio - Credit quality impact - Transfer of $497.1 million Energy loans to held for sale

Net interest margin (NIM) of 3.23%, down 18 bps linked-quarter; net interest income (TE) up $6.5 million 2Q20 Headwinds: Reduction in LIBOR Recent subdebt issuance (partial quarter impact) Impact of surplus liquidity related to COVID-19 Lower accretion levels related to MSL acquisition Interest reversals 2Q20 Tailwinds: Focus on lower cost of deposits Impact of PPP loans (approximately 4% effective yield) Proactive deposit pricing helped offset the impact from a lower rate environment NIM Contraction From Lower Rates, Excess Liquidity Cost of Deposits

Securities Portfolio Conservative with Minimal Risk Portfolio totaled $6.1 billion, down $42 million, or less than 1%, linked-quarter 100% fixed, no credit impairment MBS and CMO holdings are all US Agency backed securities or direct obligations of the US government CMBS have prepayment protection and principal is fully guaranteed by the US Agencies Municipal portfolio credit quality is strong with 100% of the portfolio either investment grade, pre-refunded, or has a AA insured underlying rating Premium amortization totaled $10.0 million, up $0.6 million linked-quarter Yield 2.47%, down 6 bps linked-quarter Unrealized net gain of $233.8 million on AFS compared to $184.9 million at March 31, 2020 24% HTM, 76% AFS Duration 3.79 years compared to 3.57 years at March 31, 2020

Strong Liquidity $17 Billion in Available Sources $ in millions Total Available Amount Used Net Availability Internal Sources       Free Securities and other $ 3,931 $ — $ 3,931 External Sources     Federal Home Loan Bank (FHLB) 6,193 2,587 3,605 Federal Reserve Bank (FRB) 4,721 — 4,721 Brokered Deposits 4,098 498 3,601 Other 1,504 — 1,504 TOTAL LIQUIDITY $ 20,448 $ 3,085 $ 17,363 Includes PPP

Strong Growth in DDA From PPP Fundings Total deposits of $27.3 billion, up $2.3 billion, or 9%, linked-quarter Noninterest-bearing demand deposits (DDAs) increased $2.6 billion Interest-bearing transaction and savings deposits increased $674 million Time deposits (retail) decreased $408 million Time deposits (brokered) decreased $581 million Interest-bearing public fund deposits increased $75 million DDAs comprised 43% of total period-end deposits June cost of deposits 29 bps, down 37 bps from year-end and down 4 bps from May 2020

Reduced Activity Drives Linked-Quarter Decline Noninterest income totaled $73.9 million, down $10.5 million, or 12% linked-quarter Service charges and Bank Card & ATM fees down primarily due to lower consumer spending influenced by current environment and higher balances from PPP proceeds and stimulus funds Investment and annuity income and insurance down, primarily due to lower annuity production and underwriting engagements Secondary mortgage fees impacted by favorable rate environment and increased volumes Other income decline related to higher levels of specialty income in 1Q20

Noninterest Expense Impacted by Today’s Environment Noninterest expense totaled $196.5 million, down $6.8 million, or 3% linked-quarter; equity write-offs from energy-related credits totaled $9.8 million in 1Q20 Includes $2.5 million in corporate contributions for community support through food pantry cash donations, PPE for residents and first responders, housing relief to help fight evictions and contributions to the company’s employee assistance fund Personnel expense increase mostly related to annual merit increases, and overtime pay related to mortgage lending and PPP applications ORE and other foreclosed asset (OFA) expense decreased $10.6 million in 2Q20 due to the $9.8 million of energy-related equity write-offs in 1Q20 noted previously

Capital Impacted By Energy Loan Sale; Expect Rebuild in 2H20 TCE ratio 7.33%, down 67 bps linked-quarter Impact of $2.3 billion in PPP loans -56 bps Impact of energy loan sale -36 bps Net decline in other assets +17 Net earnings excluding loan sale +4 bps Dividends -8 bps Change in OCI +10 bps Stock Compensation +2 bps Will continue to manage capital in the best interests of the Company and our shareholders; managing through COVID-19 is our top focus Issued $172.5 million of tier 2 capital (subdebt) in June Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio June 30, 2020 7.33% 7.38%(e) 9.77%(e) 12.35%(e) March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% September 30, 2019 8.82% 9.49% 11.02% 12.43% June 30, 2019 8.75% 9.10% 10.94% 12.43% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Solid Capital In Excess of Regulatory Minimums (1) Regulatory minimum with Capital Conservation Buffer (CCB) must be met in order for a bank holding company to engage in certain capital activities including, but not limited to, paying shareholder dividends. Leverage ratio does not have a CCB requirement. June 30, 2020 estimated regulatory capital ratios reflect the election to use the five-year CECL transition rules.

Appendix and Non-GAAP Reconciliations

Results *Non-GAAP measures. See slides 32-34 for non-GAAP reconciliations       2Q19 3Q19 4Q19 1Q20 2Q20 Operating PPNR (TE)* ($000) 119,269 125,077 125,660 115,688 118,518 Net Interest Income (TE)* ($000) 223,586 226,591 236,736 234,636 241,114 Net Interest Margin (TE)* 3.45% 3.41% 3.43% 3.41% 3.23% Noninterest Income ($000) 79,250 83,230 82,924 84,387 73,943 Operating Expense* ($000) 183,567 184,744 194,000 203,335 196,539 Efficiency Ratio* 58.95% 58.05% 58.88% 62.06% 60.74%

Balance Sheet Summary       2Q19 3Q19 4Q19 1Q20 2Q20 Average Loans ($MM) 20,150 20,197 21,038 21,234 22,957 Average Total Securities ($MM) 5,586 6,005 6,202 6,149 6,130 Average Deposits ($MM) 23,138 23,091 23,848 24,327 26,703 Loan Yield (TE) 4.89% 4.84% 4.69% 4.56% 4.04% Cost of Interest Bearing Deposits 1.33% 1.30% 1.11% 1.01% 0.58% Tangible Common Equity Ratio 8.75% 8.82% 8.45% 8.00% 7.33%

Operating Earnings & EPS Non-GAAP to GAAP Reconciliations               Three Months Ended (in thousands, except per share amounts) 6/30/2020 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Net Income (loss) ($117,072) ($111,033) $92,132 $67,807 $88,277 Net income allocated to participating securities (422) (427) (1,566) (1,141) (1,502) Net income (loss) available to common shareholders ($117,494) ($111,460) $90,566 $66,666 $86,775 Nonoperating items, net of income tax — — 3,046 22,760 — Nonoperating items allocated to participating securities — — (52) (383) — Operating earnings available to common shareholders ($117,494) ($111,460) $93,560 $89,043 $86,775             Weighted average common shares – diluted 86,301 87,186 88,315 86,462 85,835             Earnings (loss) per share – diluted ($1.36) ($1.28) $1.03 $0.77 $1.01 Operating earnings per share - diluted ($1.36) ($1.28) $1.06 $1.03 $1.01             Special Provision for Energy Loan Sale (pre-tax) $160,101 — — — — Tax effect of provision (at 21% tax rate) ($33,621) — — — — Net impact of Special Provision $126,480 — — — — Earnings (loss) per share impact ($1.47) — — — — Earnings excluding Energy Loan Sale $9,408 — — — — Earnings per share (diluted) - excluding Energy Loan Sale $.11 — — — —

Operating ROA, ROE & ROTCE Reconciliations               Three Months Ended (dollars in thousands) 6/30/2020 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Net Income (loss) ($117,072) ($111,033) $92,132 $67,807 $88,277 Nonoperating items, net of income tax — — 3,046 22,760 — Operating earnings (loss) ($ 117,072) ($111,033) $95,178 $90,567 $88,277             Average Assets $33,136,706 $30,663,601 $30,343,293 $29,148,106 $28,537,810 Average Equity $3,465,617 $3,509,727 $3,473,693 $3,383,738 $3,230,503 Average Tangible Common Equity 2,511,365 2,550,227 2,500,092 2,496,870 2,350,006             Return on average assets - operating (1.42)% (1.46)% 1.24% 1.23% 1.24% Return on average equity - operating (13.59)% (12.72)% 10.87% 10.62% 10.96% Return on average tangible common equity - operating (18.75)% (17.51)% 15.10% 14.39% 15.07%

Operating Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.               Three Months Ended (in thousands) 6/30/2020 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Net interest income $237,866 $231,188 $233,156 $222,939 $219,868 Noninterest income 73,943 84,387 82,924 83,230 79,250 Total revenue $311,809 $315,575 $316,080 $306,169 $299,118 Taxable equivalent adjustment 3,248 3,448 3,580 3,652 3,718 Nonoperating revenue -— -— -— -— -— Operating revenue (TE) $315,057 $319,023 $319,660 $309,821 $302,836 Noninterest expense (196,539) (203,335) (197,856) (213,554) (183,567) Nonoperating expense — — 3,856 28,810 — Operating pre-provision net revenue $118,518 $115,688 $125,660 $125,077 $119,269

More Granular Energy Portfolio All Categories $940 million 481 credits 3/31/20 All Categories $352 million 351 credits 6/30/20 Excludes HFS loans

Exposure to Support Services Reduced Excludes HFS loans

Loan portfolio 54% variable at June 30, 2020 (excludes PPP and HFS loans) 59% of variable loans are LIBOR-based (32% of total loan portfolio) 97% of the LIBOR loans are tied to 1 month LIBOR; 3% of the LIBOR loans are tied to 3 month LIBOR 31% tied to Wall Street Journal Prime Approximately 40% of variable loans have floors $1.2 billion of receive fixed/pay variable swaps on the balance sheet (receive 217 bps, pay 1 month Libor) IRR Sensitivity – Selected Info

Second Quarter 2020 Earnings Conference Call 7/21/2020